                                  $500,000,000


                                CREDIT AGREEMENT


                                  dated as of


                                October 3, 1995


                                     among


                                    KeyCorp,


                            The Banks Listed Herein


                                      and


                   Morgan Guaranty Trust Company of New York,
                                    as Agent

                              ____________________


            Chase Manhattan Bank, Deutsche Bank AG, New York Branch,
              Citibank, N.A. and Commerzbank Aktiengesellschaftag,
                                Managing Agents

                              ____________________


                          J.P. Morgan Securities Inc.
                                      and
                             Society National Bank,
                                   Arrangers

                                                       TABLE OF CONTENTS(1)

                                                                                                Page


                                                             ARTICLE I
                                                            DEFINITIONS

          SECTION 1.01.  Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                  1.02.  Accounting Terms and Determinations  . . . . . . . . . . . . .  . . . .   13
                  1.03.  Types of Borrowings  . . . . . . . . . . . . . . . . . . . . .  . . . .   14

                                                            ARTICLE II
                                                            THE CREDITS

          SECTION 2.01.  Commitments to Lend  . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                  2.02.  Notice of Committed Borrowings . . . . . . . . . . . . . . . .  . . . .   15
                  2.03.  Money Market Borrowings  . . . . . . . . . . . . . . . . . . .  . . . .   16
                  2.04.  Notice to Banks; Funding of Loans  . . . . . . . . . . . . . .  . . . .   20
                  2.05.  Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .   21
                  2.06.  Maturity of Loans  . . . . . . . . . . . . . . . . . . . . . .  . . . .   22
                  2.07.  Interest Rates . . . . . . . . . . . . . . . . . . . . . . . .  . . . .   22
                  2.08.  Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .   26
                  2.09.  Optional Termination or Reduction of Commitments . . . . . . .  . . . .   27
                  2.10.  Mandatory Termination of Commitments . . . . . . . . . . . . .  . . . .   27
                  2.11.  Optional Prepayments . . . . . . . . . . . . . . . . . . . . .  . . . .   27
                  2.12.  General Provisions as to Payments  . . . . . . . . . . . . . .  . . . .   27
                  2.13.  Funding Losses . . . . . . . . . . . . . . . . . . . . . . . .  . . . .   28
                  2.14.  Computation of Interest and Fees . . . . . . . . . . . . . . .  . . . .   29
                  2.15.  Termination of a Bank's Commitment; Designation of Additional Banks . .   29

                                                            ARTICLE III
                                                            CONDITIONS

          SECTION 3.01.  Effectiveness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                  3.02.  Borrowings . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .   31





                 ____________________

              (1) The Table of Contents is not a part of this Agreement.

                                                                                                        Page

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES


          SECTION 4.01.  Corporate Existence and Power  . . . . . . . . . . . . . . . . . . . . . . . .  31
                  4.02.  Corporate and Governmental Authorization; No Contravention . . . . .  . . . .   31
                  4.03.  Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .   32
                  4.04.  Financial Information  . . . . . . . . . . . . . . . . . . . . . . .  . . . .   32
                  4.05.  Litigation; Administrative Action  . . . . . . . . . . . . . . . . .  . . . .   33
                  4.06.  Compliance with ERISA  . . . . . . . . . . . . . . . . . . . . . . .  . . . .   33
                  4.07.  Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . .  . . . .   33
                  4.08.  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .   34
                  4.09.  Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .   34
                  4.10.  Not an Investment Company  . . . . . . . . . . . . . . . . . . . . .  . . . .   34
                  4.11.  Full Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .   34
                  4.12.  Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .   34

                                  ARTICLE V
                                  COVENANTS

          SECTION 5.01.  Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                  5.02.  Payment of Obligations . . . . . . . . . . . . . . . . . . . . . . .  . . . .   38
                  5.03.  Maintenance of Property; Insurance . . . . . . . . . . . . . . . . .  . . . .   38
                  5.04.  Conduct of Business and Maintenance of Existence . . . . . . . . . .  . . . .   38
                  5.05.  Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . .  . . . .   39
                  5.06.  Inspection of Property, Books and Records  . . . . . . . . . . . . .  . . . .   39
                  5.07.  Asset Coverage . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .   39
                  5.08.  Capital Requirements . . . . . . . . . . . . . . . . . . . . . . . .  . . . .   39
                  5.09.  Double Leverage Ratio  . . . . . . . . . . . . . . . . . . . . . . .  . . . .   40
                  5.10.  Minimum Consolidated Tangible Net Worth  . . . . . . . . . . . . . .  . . . .   40
                  5.11.  Negative Pledge  . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .   40
                  5.12.  Consolidations, Mergers and Sales of Assets  . . . . . . . . . . . .  . . . .   41
                  5.13.  Sale of Material Bank Subsidiaries . . . . . . . . . . . . . . . . .  . . . .   41

                                  ARTICLE VI
                                   DEFAULTS

          SECTION 6.01.  Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                  6.02.  Notice of Default  . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .   45




                                                                                                                         Page

                                  ARTICLE VII
                                   THE AGENT

          SECTION 7.01.  Appointment and Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
                  7.02.  Agent and Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
                  7.03.  Action by Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
                  7.04.  Consultation with Experts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
                  7.05.  Liability of Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
                  7.06.  Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
                  7.07.  Credit Decision  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
                  7.08.  Successor Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
                  7.09.  Agent's Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47

                                 ARTICLE VIII
                           CHANGE IN CIRCUMSTANCES

          SECTION 8.01.  Basis for Determining Interest Rate Inadequate or Unfair   . . . . . . . . . . . . . . . . . . .   47
                  8.02.  Illegality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
                  8.03.  Increased Cost and Reduced Return  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
                  8.04.  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
                  8.05.  Base Rate Loans Substituted for Affected Fixed Rate Loans  . . . . . . . . . . . . . . . . . . .   52

                                  ARTICLE IX
                                MISCELLANEOUS

          SECTION 9.01.  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
                  9.02.  No Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
                  9.03.  Expenses; Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
                  9.04.  Sharing of Set-Offs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
                  9.05.  Amendments and Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
                  9.06.  Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
                  9.07.  Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
                  9.08.  Governing Law; Submission to
                         Jurisdiction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    57
                  9.09.  Counterparts; Integration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
                  9.10.  WAIVER OF JURY TRIAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58





                                                                                                                Page


SCHEDULE I  -     Excluded Banks
SCHEDULE II -     Pricing Schedule

EXHIBIT A   -     Note
EXHIBIT B   -     Form of Money Market Quote Request
EXHIBIT C   -     Form of Invitation for Money Market Quotes
EXHIBIT D   -     Form of Money Market Quote
EXHIBIT E   -     Extension Agreement
EXHIBIT F   -     Opinion of Counsel for the Borrower
EXHIBIT G   -     Opinion of Davis Polk & Wardwell, Special Counsel for the Agent
EXHIBIT H   -     Assignment and Assumption Agreement





                                CREDIT AGREEMENT


             AGREEMENT dated as of October 3, 1995 among KeyCorp, the BANKS party hereto and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent.

             The parties hereto agree as follows:


                                   ARTICLE I
                                  DEFINITIONS

             SECTION 1.01. DEFINITIONS. The following terms, as used herein, have the following meanings:

             "Absolute Rate Auction" means a solicitation of Money Market Quotes setting forth Money Market Absolute Rates pursuant to Section 2.03.

             "Additional Bank" has the meaning set forth in Section 2.15.

             "Adjusted CD Rate" has the meaning set forth in Section 2.07(b).

 "Adjusted London Interbank Offered Rate" has the meaning set forth in Section
                                   2.07(c).

             "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Agent and submitted to the Agent (with a copy to the Borrower) duly completed by such Bank.

             "Agent" means Morgan Guaranty Trust Company of New York in its capacity as agent for the Banks hereunder, and its successors in such capacity.

             "Applicable Lending Office" means, with respect to any Bank, (i) in the case of its Domestic Loans, its Domestic Lending Office, (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office and (iii) in the case of its Money Market Loans, its Money Market Lending Office.

             "Arrangers" means J.P. Morgan Securities Inc. and Society National Bank.

             "Assessment Rate" has the meaning set forth in Section 2.07(b).

             "Assignee" has the meaning set forth in Section 9.06(c).

             "Bank" means each bank listed on the signature pages hereof, each Additional Bank or Assignee which becomes a Bank pursuant to Section 2.15 or 9.06(c), and their respective successors.

             "Bank Subsidiary" means each Subsidiary that has or hereafter shall have a state or federal (including the District of Columbia, any United States territory or any United States possession) banking charter or is or otherwise shall be a depository institution.

             "Banking Agency" means any agency of the United States or any state thereof (including the District of Columbia, any United States territory or any United States possession) that is or may become responsible for supervising, examining or regulating the Borrower or any of the Bank Subsidiaries, including without limitation the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the State of New York Banking Department and any successor to any of the powers or responsibilities of any of the foregoing.

             "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

              "Base Rate Loan" means a Committed Loan made or to be made by a Bank as a Base Rate Loan in accordance with the applicable Notice of Committed Borrowing or pursuant to Article VIII.

             "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

             "Borrower" means KeyCorp, an Ohio corporation, and its successors.

             "Borrower's 1994 Form 10-K" means the Borrower's annual report on Form 10-K for 1994, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

             "Borrowing" has the meaning set forth in Section 1.03.

             "CD Base Rate" has the meaning set forth in Section 2.07(b).

             "CD Loan" means a Committed Loan made or to be made by a Bank as a CD Loan in accordance with the applicable Notice of Committed Borrowing.

             "CD Margin" has the meaning set forth in Section 2.07(b).

             "CD Reference Banks" means Citibank, N.A., Deutsche Bank AG and Morgan Guaranty Trust Company of New York.

             "Commitment" means, with respect to each Bank, the amount set forth opposite the name of such Bank on the signature pages hereof, as such amount may be reduced from time to time pursuant to Section 2.09 or changed pursuant to Section 9.06(c).

             "Committed Loan" means a loan made or to be made by a Bank pursuant to Section 2.01.

             "Consolidated Net Worth" means at any date the consolidated stockholders' equity of the Borrower and its Consolidated Subsidiaries determined as of such date. For avoidance of doubt, Consolidated Net Worth includes amounts allocable to preferred stock of the Borrower, other than any such preferred stock subject to redemption otherwise than at the option of the Borrower.

             "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements if such statements were prepared as of such date.

             "Consolidated Tangible Net Worth" means at any date Consolidated Net Worth less the consolidated Intangible Assets of the Borrower and its Consolidated Subsidiaries, all determined as of such date. For purposes of this definition "Intangible Assets" means the amount (to the extent reflected in determining Consolidated Net Worth) of all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, anticipated future benefit of tax loss carry-forwards, copyrights, organization or developmental expenses and other intangible assets.

             "Covered Administrative Action" means any adverse administrative action against or involving the Borrower or any Material Bank Subsidiary with respect to their respective business, operations or condition, including without limitation any (i) commitment letter, memorandum of understanding, notice of undercapitalized status or other requirement to submit a capital restoration plan or other similar arrangement related to the capital adequacy of the Borrower or any Material Bank Subsidiary, (ii) supervisory agreement or other similar arrangement, (iii) notice of charges, (iv) temporary order suspending deposit insurance, (v) notice of intent to revoke deposit insurance,
(vi) cease and desist order, (vii) order to suspend or remove any institution-affiliated party (as defined in 12 U.S.C. Section 1813(u)), (viii) notice of assessment of civil money penalties (including against any institution-affiliated party (as so defined)), (ix) directive, order, plan or material proposal relating to capital requirements, (x) proposed or final directive to take prompt regulatory action, notice of intention to reclassify, or order to dismiss a director or officer, (xi) proposal to require, or order requiring, divestiture or liquidation of any Material Bank Subsidiary or other Material Subsidiary pursuant to 12 U.S.C. Section 1831o(f)(2)(I), (xii) proposed or final order restricting the ability of the Borrower to make capital distributions or (xiii) similar administrative notice or action.

             "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (vi) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts actually paid under a letter of credit or similar instrument, (vii) all obligations of such Person to purchase securities (or other property) which arise out of or in connection with the sale of the same or substantially similar securities or property and (viii) all Guarantees by such Person of Debt of others.

             "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

             "Derivatives Obligations" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

             "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

             "Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Agent; PROVIDED that any Bank may so designate separate Domestic Lending Offices for its Base Rate Loans, on the one hand, and its CD Loans, on the other hand, in which case all references herein to the Domestic Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

             "Domestic Loans"  means CD Loans or Base Rate Loans or both.

             "Domestic Reserve Percentage" has the meaning set forth in
Section 2.07(b).

             "Double Leverage Ratio" means, at any date, the ratio of (i) the sum of (x) the aggregate investment of the Borrower in the capital stock of its Subsidiaries plus (y) goodwill, as the same would appear on a parent-only balance sheet of the Borrower as of such date to (ii) Consolidated Net Worth at such date.

             "Effective Date" means the date this Agreement becomes effective in accordance with Section 3.01.

             "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

             "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

             "ERISA Group" means the Borrower, any Material Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Material Subsidiary, are treated as a single employer under
Section 414 of the Internal Revenue Code.

             "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

             "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Agent.

             "Euro-Dollar Loan" means a Committed Loan made or to be made by a Bank as a Euro-Dollar Loan in accordance with the applicable Notice of Committed Borrowing.

             "Euro-Dollar Margin" has the meaning set forth in Section 2.07(c).

             "Euro-Dollar Reference Banks" means the principal London offices of Citibank, N.A., Deutsche Bank AG and Morgan Guaranty Trust Company of New York.

             "Euro-Dollar Reserve Percentage" has the meaning set forth in
Section 2.07(c).

             "Event of Default" has the meaning set forth in Section 6.01.


             "Excluded Banks" means any bank or other institution affiliated with any of the bank holding companies set forth on Schedule I attached hereto, as such Schedule may be supplemented in a manner which is not unreasonable from time to time by notice from the Borrower to the Banks.

             "Extension Agreement" means an agreement in substantially the form of Exhibit E hereto.

             "Extension Date" has the meaning set forth in Section 2.01(b).

             "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, PROVIDED that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan Guaranty Trust Company of New York on such day on such transactions as determined by the Agent.

             "FDICIA" means the Federal Deposit Insurance Corporation Improvement Act of 1991, as amended, or any successor statute.

             "FIRREA" means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, or any successor statute.

             "Fixed Rate Loans" means CD Loans or Euro-Dollar Loans or Money Market Loans (excluding Money Market LIBOR Loans bearing interest at the Base Rate pursuant to Section 8.01(a)) or any combination of the foregoing.

             "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or
(ii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part), PROVIDED that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

             "Interest Period" means: (1) with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable Notice of Committed Borrowing; PROVIDED that:

             (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day; and

             (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to the further proviso below, end on the last Euro-Dollar Business Day of a calendar month;

(2) with respect to each CD Borrowing, the period commencing on the date of such Borrowing and ending 30, 60, 90 or 180 days thereafter, as the Borrower may elect in the applicable Notice of Borrowing; PROVIDED that any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day;

(3) with respect to each Base Rate Borrowing, the period commencing on the date of such Borrowing and ending 30 days thereafter; PROVIDED that any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day;

(4) with respect to each Money Market LIBOR Borrowing, the period commencing on the date of such Borrowing and ending such whole number of months thereafter as the Borrower may elect in accordance with Section 2.03; PROVIDED that:

             (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day; and

             (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to the further proviso below, end on the last Euro-Dollar Business Day of a calendar month; and

(5) with respect to each Money Market Absolute Rate Borrowing, the period commencing on the date of such Borrowing and ending such number of days thereafter (but not less than 7 days) as the Borrower may elect in accordance with Section 2.03; PROVIDED that any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

PROVIDED FURTHER that any Interest Period with respect to any Loan of any Bank which would otherwise end after such Bank's Termination Date shall end on such Bank's Termination Date.

             "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

             "LIBOR Auction" means a solicitation of Money Market Quotes setting forth Money Market Margins based on the London Interbank Offered Rate pursuant to Section 2.03.

             "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

             "Loan" means a Domestic Loan or a Euro-Dollar Loan or a Money Market Loan and "Loans" means Domestic Loans or Euro-Dollar Loans or Money Market Loans or any combination of the foregoing.

             "London Interbank Offered Rate" has the meaning set forth in
Section 2.07(c).

             "Material Bank Subsidiary" means, at any time, any of the following: (i) Society National Bank, (ii) Key Bank of New York and (iii) any one or more other Bank Subsidiaries having aggregate consolidated assets equal to or greater than 15% of the consolidated assets of the Borrower and its Consolidated Subsidiaries at such time.

             "Material Debt" means Debt (other than the Notes) of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal amount exceeding $50,000,000.

             "Material Financial Obligations" means a principal amount of Debt and/or payment obligations in respect of Derivatives Obligations of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, exceeding in the aggregate $50,000,000.

             "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $50,000,000.

             "Material Subsidiary" means, at any time, any of the following:
(i) any Material Bank Subsidiary and (ii) any one or more other Subsidiaries having aggregate consolidated assets equal to or greater than 15% of the consolidated assets of the Borrower and its Consolidated Subsidiaries at such time.

             "Money Market Absolute Rate" has the meaning set forth in Section 2.03(d).

             "Money Market Absolute Rate Loan" means a loan made or to be made by a Bank pursuant to an Absolute Rate Auction.

             "Money Market Lending Office" means, as to each Bank, its Domestic Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Money Market Lending Office by notice to the Borrower and the Agent; PROVIDED that any Bank may from time to time by notice to the Borrower and the Agent designate separate Money Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

             "Money Market LIBOR Loan" means a loan to be made by a Bank pursuant to a LIBOR Auction (including such a loan bearing interest at the Base Rate pursuant to Section 8.01(a)).

             "Money Market Loan" means a Money Market LIBOR Loan or a Money Market Absolute Rate Loan.

"Money Market Margin" has the meaning set forth in Section 2.03(d).

             "Money Market Quote" means an offer by a Bank to make a Money Market Loan in accordance with Section 2.03.

             "Money Market Quote Request" means a money market quote request substantially in the form of Exhibit B hereto.

             "Moody's" means Moody's Investors Service, Inc.

             "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

             "Non-Performing Assets" means, at any date, the consolidated amount for the Borrower and its Consolidated Subsidiaries of assets consisting of non-accrual and renegotiated loans and leases, and other real estate owned and foreclosed property accepted in full or partial satisfaction of debts previously contracted.

             "Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans, and "Note" means any one of such promissory notes issued hereunder.

             "Notice of Borrowing" means a Notice of Committed Borrowing (as defined in Section 2.02) or a Notice of Money Market Borrowing (as defined in
Section 2.03(f)).

             "Parent" means, with respect to any Bank, any Person controlling such Bank.

             "Participant" has the meaning set forth in Section 9.06(b).

             "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

             "Person" means an individual, a corporation, a partnership, an association, a trust, a limited liability company or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

             "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

             "Pricing Schedule" means Schedule II attached hereto.

             "Prime Rate" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New York City from time to time as its "Prime Rate".

             "Reference Banks" means the CD Reference Banks or the Euro-Dollar Reference Banks, as the context may require, and "Reference Bank" means any one of such Reference Banks.

             "Refunding Borrowing" means a Committed Borrowing which, after application of the proceeds thereof, results in no net increase in the outstanding principal amount of Committed Loans made by any Bank.

             "Regulation H" means Regulation H of the Board of Governors of the Federal Reserve System, as in effect from time to time.

             "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

             "Regulation Y" means Regulation Y of the Board of Governors of the Federal Reserve System, as in effect from time to time.

             "Required Banks" means at any time Banks having at least 66 2/3% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding Notes evidencing at least 66 2/3% of the aggregate unpaid principal amount of the Loans.

             "S&P" means Standard & Poor's Ratings Group.

             "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

             "Substantial Assets" means assets sold or proposed to be sold outside the ordinary course of business of the Borrower and its Consolidated Subsidiaries (including but not limited to sale of a Subsidiary or substantially all the assets of a Subsidiary), in one or more related or unrelated transactions during the term of this Agreement having an aggregate book value greater than 25% of the consolidated assets of the Borrower and its Consolidated Subsidiaries as at June 30, 1995.

             "Termination Date" means, with respect to any Bank, October 2, 1999, or such later date to which the Termination Date of such Bank has been extended pursuant to Section 2.01(b), or, if any such day is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day.

             "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

             "United States" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

             SECTION 1.02. ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks; PROVIDED that, if the Borrower notifies the Agent that the Borrower wishes to amend any covenant in Article V to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Agent notifies the Borrower that the Required Banks wish to amend
Article V for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Banks.

             SECTION 1.03. TYPES OF BORROWINGS. The term "Borrowing" denotes the aggregation of Loans of one or more Banks to be made to the Borrower pursuant to Article II on a single date and for a single Interest Period. Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (E.G., a "Euro-Dollar Borrowing" is a Borrowing comprised of Euro-Dollar Loans) or by reference to the provisions of Article II under which participation therein is determined (I.E., a "Committed Borrowing" is a Borrowing under Section 2.01 in which all Banks participate in proportion to their Commitments, while a "Money Market Borrowing" is a Borrowing under Section 2.03 in which the Bank participants are determined on the basis of their bids in accordance therewith).


                                  ARTICLE II
                                 THE CREDITS

             SECTION 2.01. COMMITMENTS TO LEND. (a) From time to time prior to its Termination Date, each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Borrower pursuant to this Section from time to time in amounts such that the aggregate principal amount of Committed Loans by such Bank at any one time outstanding shall not exceed the amount of its Commitment. Each Borrowing under this Section shall be in an aggregate principal amount of $5,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount available in accordance with Section 3.02(b)) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this Section, repay, or to the extent permitted by Section 2.11, prepay Loans and reborrow at any time under this Section.

             (b) The Termination Dates may be extended, in the manner set forth in this subsection (b), on October 3, 1996 and, if the Commitments shall have been extended on such date, again on October 3, 1997 (each, an "Extension Date") for an additional period of one year ending on October 2 on each occasion. If the Borrower wishes to request an extension of the Termination Dates on any Extension Date, it shall give written notice to that effect to the Agent not less than 30 nor more than 60 days prior to such Extension Date, whereupon the Agent shall notify each of the Banks of such notice. Each Bank will use its best efforts to respond to such request, whether affirmatively or negatively, within 21 days. If Banks having Commitments aggregating not less than 50% of the total amount of the Commitments respond affirmatively, then, subject to receipt by the Agent prior to such Extension Date of counterparts of an Extension Agreement duly completed and signed by the Borrower, the Agent and each such Bank, the Termination Dates of such Banks (but not of any Bank which does not so respond affirmatively) shall be extended, effective on such Extension Date, for a period of one year to the date stated in such Extension Agreement. If Banks having less than 50% of the total amount of the Commitments so respond affirmatively, no Termination Date shall be extended.

             SECTION 2.02. NOTICE OF COMMITTED BORROWINGS. The Borrower shall give the Agent notice (a "Notice of Committed Borrowing") not later than 10:30 A.M. (New York City time) on (x) the date of each Base Rate Borrowing, (y) the second Domestic Business Day before each CD Borrowing and (z) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

             (a) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

             (b)  the aggregate amount of such Borrowing,

             (c) whether the Loans comprising such Borrowing are to be CD Loans, Base Rate Loans or Euro-Dollar Loans, and

             (d) in the case of a Committed Fixed Rate Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

                     SECTION 2.03.  Money Market Borrowings.
                                    ------------------------
             (a) THE MONEY MARKET OPTION. In addition to Committed Borrowings pursuant to Section 2.01, the Borrower may, as set forth in this Section, request the Banks to make offers to make Money Market Loans to the Borrower prior to their respective Termination Dates. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

             (b) MONEY MARKET QUOTE REQUEST. When the Borrower wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Agent by telex or facsimile transmission a Money Market Quote Request so as to be received no later than 10:30 A.M. (New York City time) on (x) the fifth Euro-Dollar Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction or (y) the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

             (i) the proposed date of Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction,

            (ii) the aggregate amount of such Borrowing, which shall be $5,000,000 or a larger multiple of $1,000,000,

           (iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and

           (iv) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Absolute Rate.

The Borrower may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request. No Money Market Quote Request shall be given within five Euro-Dollar Business Days (or such other lesser number of days as the Borrower and the Agent may agree) of any other Money Market Quote Request.

             (c) INVITATION FOR MONEY MARKET QUOTES. Promptly upon receipt of a Money Market Quote Request, the Agent shall send to the Banks by telex or facsimile transmission an Invitation for Money Market Quotes substantially in the form of Exhibit C hereto, which shall constitute an invitation by the Borrower to each Bank to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section.

             (d) SUBMISSION AND CONTENTS OF MONEY MARKET QUOTES. (i) Each Bank may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection (d) and must be submitted to the Agent by telex or facsimile transmission at its offices specified in or pursuant to Section 9.01 not later than (x) 2:00 P.M. (New York City time) on the fourth Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 9:30 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); PROVIDED that Money Market Quotes submitted by the Agent (or any affiliate of the Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than (x) one hour prior to the deadline for the other Banks, in the case of a LIBOR Auction or
(y) 15 minutes prior to the deadline for the other Banks, in the case of an Absolute Rate Auction. Subject to Articles III and VI, any Money Market Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Borrower.

             (ii) Each Money Market Quote shall be in substantially the form of Exhibit D hereto and shall in any case specify:

             (A)  the proposed date of Borrowing,

             (B) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Bank, (x) must be $5,000,000 or a larger multiple of $1,000,000, (y) may not exceed the principal amount of Money Market Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Bank may be accepted,

             (C) in the case of a LIBOR Auction, the margin above or below the applicable London Interbank Offered Rate (the "Money Market Margin") offered for each such Money Market Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate,

             (D) in the case of an Absolute Rate Auction, the rate of interest per annum (specified to the nearest 1/10,000th of 1%) (the "Money Market Absolute Rate") offered for each such Money Market Loan, and

             (E)  the identity of the quoting Bank.

A Money Market Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

             (iii)  Any Money Market Quote shall be disregarded if it:

             (A) is not substantially in conformity with Exhibit D hereto or does not specify all of the information required by subsection (d)(ii);

             (B) contains qualifying, conditional or similar language except as provided in subsection (d)(ii)(B)(z);

             (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Money Market Quotes except as provided in subsection (d)(ii)(B)(z); or

             (D)  arrives after the time set forth in subsection (d)(i).

             (e) NOTICE TO BORROWER. The Agent shall promptly notify the Borrower of the terms (x) of any Money Market Quote submitted by a Bank that is in accordance with subsection (d) and (y) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Agent's notice to the Borrower shall specify (A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (B) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

             (f) ACCEPTANCE AND NOTICE BY BORROWER. Not later than 10:30 A.M. (New York City time) on (x) the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the Borrower shall notify the Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e). In the case of acceptance, such notice (a "Notice of Money Market Borrowing") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Money Market Quote in whole or in part; PROVIDED that:

                     (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request,

                 (ii) the principal amount of each Money Market Borrowing must be $5,000,000 or a larger multiple of $1,000,000,

                (iii) acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market Absolute Rates, as the case may be, and

                 (iv) the Borrower may not accept any offer that is described in subsection (d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

             (g) ALLOCATION BY AGENT. If offers are made by two or more Banks with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Agent among such Banks as nearly as possible (in multiples of $1,000,000, as the Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Agent of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

              SECTION 2.04.  Notice To Banks; Funding Of Loans.
                             ----------------------------------
             (a) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

             (b) Not later than 12:00 Noon (New York City time) on the date of each Borrowing, each Bank participating therein shall (except as provided in subsection (c) of this Section) make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section 9.01. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will make the funds so received from the Banks available to the Borrower at the Agent's aforesaid address.

             (c) If any Bank makes a new Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Loan from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Agent as provided in subsection (b), or remitted by the Borrower to the Agent as provided in Section 2.12, as the case may be.

             (d) Unless the Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Agent such Bank's share of such Borrowing, the Agent may assume that such Bank has made such share available to the Agent on the date of such Borrowing in accordance with subsections (b) and (c) of this Section 2.04 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

             SECTION 2.05. NOTES. (a) The Loans of each Bank shall be evidenced by a single Note payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans.

             (b) Each Bank may, by notice to the Borrower and the Agent, request that its Loans of a particular type be evidenced by a separate Note in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. Each reference in this Agreement to the "Note" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

             (c) Upon receipt of each Bank's Note pursuant to Section 3.01(b), the Agent shall forward such Note to such Bank. Each Bank shall record the date, amount, type and maturity of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; PROVIDED that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

             SECTION 2.06. MATURITY OF LOANS. Each Loan included in any Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

             SECTION 2.07. INTEREST RATES. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Loans for such day.

             (b) Each CD Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of the CD Margin for such day plus the Adjusted CD Rate applicable to such Interest Period; PROVIDED that if any CD Loan shall, as a result of the definition of Interest Period, have an Interest Period of less than 30 days, such CD Loan shall bear interest during such Interest Period at the rate applicable to Base Rate Loans during such period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 90 days, at intervals of 90 days after the first day thereof. Any overdue principal of or interest on any CD Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the higher of (i) the sum of the CD Margin for such day plus the Adjusted CD Rate applicable to the Interest Period for such Loan and (ii) the rate applicable to Base Rate Loans for such day.

             "CD Margin" means a rate per annum determined in accordance with the Pricing Schedule.

             The "Adjusted CD Rate" applicable to any Interest Period means a rate per annum determined pursuant to the following formula:


                      [ CDBR       ]2
             ACDR  =  [ ---------- ]  + AR
                      [ 1.00 - DRP ]


             ACDR  =  Adjusted CD Rate
             CDBR  =  CD Base Rate
              DRP  =  Domestic Reserve Percentage
               AR  =  Assessment Rate


             The "CD Base Rate" applicable to any Interest Period is the rate of interest determined by the Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the prevailing rates per annum bid at 10:00 A.M. (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period by two or more New York certificate of deposit dealers of recognized standing for the purchase at face value from each CD Reference Bank of its certificates of deposit in an amount comparable to the principal amount of the CD Loan of such CD Reference Bank to which such Interest Period applies and having a maturity comparable to such Interest Period.


             "Domestic Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of new non-personal time deposits in dollars in New York City having a maturity comparable to the related Interest Period and in an amount of $100,000 or more. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

             "Assessment Rate" means for any day the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification) within





____________________

2 The amount in brackets being rounded upward, if necessary, to the next higher 1/100 of 1%
the meaning of 12 C.F.R. Section 327.4(a) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Assessment Rate.

             (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin for such day plus the Adjusted London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

             "Euro-Dollar Margin" means a rate per annum determined in accordance with the Pricing Schedule.

             The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (i) the applicable London Interbank Offered Rate by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

             The "London Interbank Offered Rate" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Euro-Dollar Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Euro-Dollar Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

             "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

             (d) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the higher of (i) the sum of 2% plus the Euro-Dollar Margin for such day plus the Adjusted London Interbank Offered Rate applicable to the Interest Period for such Loan and (ii) the sum of 2% plus the Euro-Dollar Margin for such day plus the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (x) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than six months as the Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Euro-Dollar Reference Banks are offered to such Euro-Dollar Reference Bank in the London interbank market for the applicable period determined as provided above by (y)
1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause (a) or (b) of Section 8.01 shall exist, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day).

             (e) Subject to Section 8.01(a), each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined in accordance with Section 2.07(c) as if the related Money Market LIBOR Borrowing were a Euro-Dollar Borrowing) plus (or minus) the Money Market Margin quoted by the Bank making such Loan in accordance with Section 2.03. Each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Bank making such Loan in accordance with Section 2.03. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of or interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

             (f) The Agent shall determine each interest rate applicable to the Loans hereunder in accordance with the foregoing provisions of this Section
2.07. The Agent shall give prompt notice to the Borrower and the participating Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

             (g) Each Reference Bank agrees to use its best efforts to furnish quotations to the Agent as contemplated by this Section. If any Reference Bank does not furnish a timely quotation, the Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

             SECTION 2.08.  Fees.
                            -----

             (a) FACILITY FEE. The Borrower shall pay to the Agent for the account of the Banks ratably in proportion to their Commitments a facility fee at the Facility Fee Rate (determined daily in accordance with the Pricing Schedule). Such facility fee shall accrue for the account of each Bank (i) from and including the Effective Date to but excluding the Termination Date of such Bank (or earlier date of termination of the Commitment of such Bank in its entirety), on the daily amount of the Commitment of such Bank (whether used or unused) and (ii) from and including such Termination Date or such earlier date of termination to but excluding the date the Loans of such Bank shall be repaid in their entirety, on the daily aggregate outstanding principal amount of such Loans.

             (b) UTILIZATION FEE. For each day on which the aggregate outstanding principal amount of the Loans (including Money Market Loans) equals or exceeds 50% of the aggregate amount of the Commitments, the Borrower shall pay to the Agent for the account of the Banks ratably in proportion to their Commitments a utilization fee at the Utilization Fee Rate (determined daily in accordance with the Pricing Schedule) on the aggregate principal amount of Euro-Dollar Loans and CD Loans outstanding on such day.

             (c) PAYMENTS. Accrued fees under this Section for the account of each Bank shall be payable quarterly in arrears on each March 31, June 30, September 30 and December 31, on the date of termination of the Commitment of such Bank in its entirety and, if later, the date the Loans of such Bank shall be repaid in their entirety.

             SECTION 2.09. OPTIONAL TERMINATION OR REDUCTION OF COMMITMENTS. The Borrower may, upon at least three Domestic Business Days' notice to the Agent, (i) terminate the Commitments at any time, if no Loans are outstanding at such time or (ii) ratably reduce from time to time by an aggregate amount of $25,000,000 or any larger multiple thereof, the aggregate amount of the Commitments in excess of the aggregate outstanding principal amount of the Loans. The Agent shall promptly notify each Bank of any notice received by it pursuant to this Section.

             SECTION 2.10. MANDATORY TERMINATION OF COMMITMENTS. The Commitment of each Bank shall terminate on the Termination Date of such Bank, and any Loans of such Bank then outstanding (together with accrued interest thereon) shall be due and payable on such date.

             SECTION 2.11. OPTIONAL PREPAYMENTS. (a) The Borrower may (i) upon at least one Domestic Business Day's notice to the Agent, prepay any Base Rate Borrowing (or any Money Market Borrowing bearing interest at the Base Rate pursuant to Section 8.01(a)), (ii) upon three Domestic Business Days' notice to the Agent, subject to Section 2.13, prepay any CD Borrowing and (iii) upon at least three Euro-Dollar Business Days' notice to the Agent, subject to Section 2.13, prepay any Euro-Dollar Borrowing, in whole at any time, or from time to time in part in amounts aggregating $5,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Borrowing.

             (b) Except as provided in clause (i) of Section 2.11(a), the Borrower may not prepay all or any portion of the principal amount of any Money Market Loan prior to the maturity thereof.

             (c) Upon receipt of a notice of prepayment pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Borrower.

             SECTION 2.12. GENERAL PROVISIONS AS TO PAYMENTS. (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 12:00 Noon (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section 9.01. The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Domestic Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans or Money Market LIBOR Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. Whenever any payment of principal of, or interest on, the Money Market Absolute Rate Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

             (b) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

             SECTION 2.13. FUNDING LOSSES. If the Borrower makes any payment of principal with respect to any Fixed Rate Loan (pursuant to Article II, VI or VIII or otherwise) on any day other than the last day of the Interest Period applicable thereto, or the end of an applicable period fixed pursuant to
Section 2.07(d), or if the Borrower fails to borrow or prepay any Fixed Rate Loans after notice has been given to any Bank in accordance with Section 2.04(a) or 2.11(c), the Borrower shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow or prepay, PROVIDED that such Bank shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

             SECTION 2.14. COMPUTATION OF INTEREST AND FEES. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

             SECTION 2.15.  Termination of a Bank's Commitment; Designation of
Additional Banks.           --------------------------------------------------
-----------------

             (a) So long as no Default shall have occurred and be continuing, the Borrower may, with the prior written consent of the Agent, which shall not be unreasonably withheld, upon at least three Domestic Business Days' notice to any Bank, terminate the Commitment of such Bank entirely; PROVIDED that the Borrower shall, on the effective date of such termination, (i) pay to such Bank all accrued fees and other amounts payable to such Bank hereunder to such effective date and (ii) if any Loans of such Bank are then outstanding, prepay each Loan of such Bank in full, together with accrued interest thereon to such effective date.

             (b) If the Borrower shall terminate the Commitment of any Bank pursuant to the provisions of subsection (a) of this Section, the Borrower may designate another bank or other banks (which may be one of the Banks) (in either case, an "Additional Bank") to be parties to this Agreement, the Commitments of which shall not in the aggregate exceed the amount of the Commitment so terminated. Any Additional Bank shall become a party to this Agreement and be considered a Bank hereunder for all purposes if (i) it shall agree in writing to be bound by all of the terms and provisions of this Agreement, such agreement to specify the amount of the Commitment of such Additional Bank and to be otherwise in form and substance satisfactory to the Agent, (ii) it shall make Committed Loans to the Borrower in principal amounts which bear the same ratio to the amounts of the Committed Loans of other Banks then outstanding as the Commitment of such Additional Bank bears to the then Commitments of such other Banks and (iii) a copy of such agreement and of evidence satisfactory to the Agent of the making of such Committed Loans shall be furnished to the Agent and the Banks.

                                  ARTICLE III
                                   CONDITIONS

             SECTION 3.01. EFFECTIVENESS. This Agreement shall become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 9.05):

             (a) receipt by the Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

             (b) receipt by the Agent for the account of each Bank of a duly executed Note dated on or before the Effective Date complying with the provisions of Section 2.05;

             (c) receipt by the Agent of an opinion of Daniel R. Stolzer, Senior Vice President and Senior Managing Counsel of KeyCorp Management Company and counsel for the Borrower, substantially in the form of Exhibit F hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

             (d) receipt by the Agent of an opinion of Davis Polk & Wardwell, special counsel for the Agent, substantially in the form of Exhibit G hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request; and

             (e) receipt by the Agent of all documents it may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Agent;

PROVIDED that this Agreement shall not become effective or be binding on any party hereto unless all of the foregoing conditions are satisfied not later than October 10, 1995. The Agent shall promptly notify the Borrower and the Banks of the Effective Date, and such notice shall be conclusive and binding on all parties hereto.

             SECTION 3.02. BORROWINGS. The obligation of any Bank to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

             (a)  receipt by the Agent of a Notice of Borrowing as required by
    Section 2.02 or 2.03, as the case may be;

             (b) the fact that, immediately after such Borrowing, the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments;

             (c) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing; and

             (d) the fact that the representations and warranties of the Borrower contained in this Agreement (except the representations and warranties set forth in Sections 4.04(c) and, in the case of a Refunding Borrowing, 4.05(a)(i)) shall be true on and as of the date of such Borrowing.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses
(b), (c) and (d) of this Section.


                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

             The Borrower represents and warrants that:

             SECTION 4.01. CORPORATE EXISTENCE AND POWER. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Ohio, is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

             SECTION 4.02. CORPORATE AND GOVERNMENTAL AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by the Borrower of this Agreement and the Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

             SECTION 4.03. BINDING EFFECT. This Agreement constitutes a valid and binding agreement of the Borrower and each Note, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms.

             SECTION 4.04.  Financial Information.
                            ----------------------

             (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of December 31, 1994 and the related consolidated statements of income, changes in shareholder's equity and cash flows for the fiscal year then ended, reported on by Ernst & Young and set forth in the Borrower's 1994 Form 10-K, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

             (b) The unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of June 30, 1995 and the related unaudited consolidated statements of income, changes in shareholder's equity and cash flows for the six months then ended, set forth in the Borrower's quarterly report for the fiscal quarter ended June 30, 1995 as filed with the Securities and Exchange Commission on Form 10-Q, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in subsection (a) of this Section, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such six month period (subject to normal year-end adjustments).

             (c) Since December 31, 1994 there has been no material adverse change in the business, financial position, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

             SECTION 4.05. LITIGATION; ADMINISTRATIVE ACTION. (a) There is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official (i) in which there is a reasonable likelihood of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries or (ii) which in any manner draws into question the validity or enforceability of this Agreement or the Notes.

             (b)  Without limiting the generality of subsection (a) of this
Section 4.05, (i) there is not any Covered Administrative Action which is currently in effect and (ii) there is no examination, investigation or proceeding by any Banking Agency pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any of its Material Bank Subsidiaries in which there is a reasonable likelihood of any Covered Administrative Action that might reasonably be expected to have a material adverse effect on the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries, taken as a whole.

             SECTION 4.06. COMPLIANCE WITH ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under
Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

             SECTION 4.07. ENVIRONMENTAL MATTERS. The Borrower has reasonably concluded that Environmental Laws are unlikely to have a material adverse effect on the business, financial condition, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

             SECTION 4.08. TAXES. The Borrower and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

             SECTION 4.09. SUBSIDIARIES. Each of the Borrower's corporate Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

             SECTION 4.10. NOT AN INVESTMENT COMPANY. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

             SECTION 4.11. FULL DISCLOSURE. All factual information heretofore furnished in writing by the Borrower to the Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby, taken as a whole, is, and all such information hereafter furnished by the Borrower to the Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is stated or certified except for any pro forma data or other financial projections. The Borrower has disclosed to the Banks in writing any and all facts which materially and adversely affect or may affect (to the extent the Borrower can now reasonably foresee), the business, operations or financial condition of the Borrower and its Consolidated Subsidiaries, taken as a whole, or the ability of the Borrower to perform its obligations under this Agreement.

             SECTION 4.12. USE OF PROCEEDS. The proceeds of the Loans made under this Agreement will be used by the Borrower for its general corporate purposes, including liquidity support for the Borrower's commercial paper program, note program under Section 4(2) of the Securities Act of 1933, as amended ("Securities Act"), and medium-term note program registered under the Securities Act. None of such proceeds will be used in violation of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System or to finance, directly or indirectly, a tender offer for the securities of any Person if the board of directors (or similar body) of such Person recommends, in a Schedule

14D-9 filed under the Securities Exchange Act of 1934, as amended, or otherwise, that holders of securities of such Person not tender their securities pursuant to such tender offer.


                                   ARTICLE V
                                   COVENANTS

             The Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable under any Note remains unpaid:

             SECTION 5.01. INFORMATION. The Borrower will deliver to each of the Banks:

             (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, changes in stockholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures as of the end of and for the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission by Ernst & Young or other independent public accountants of nationally recognized standing;

             (b) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income, changes in stockholders' equity and cash flows for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in the case of such statements of income and cash flows in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of the Borrower;

             (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer or the chief accounting officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections
    5.07 to 5.10, inclusive, on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

             (d) within ten days of their submission to the responsible federal Banking Agency, the "Consolidated Reports of Condition and Income" (FFIEC Form 031, 032, 033 or 034 or any successor form of the Federal Financial Institutions Examination Counsel) (the "Call Report") of each Bank Subsidiary which by itself is a Material Bank Subsidiary and the "Parent Company Only Statements for Bank Holding Companies" (Report No. FR Y-9 LP or any successor form of the Federal Reserve System) of the Borrower, and, upon the request of the Agent, the Call Reports of any other Bank Subsidiaries;

             (e) within five days after any officer of the Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

             (f) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

             (g) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Borrower shall have filed with the Securities and Exchange Commission;

             (h) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the

    PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice;
    (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer, any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application;
    (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC;
    (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;

             (i) except to the extent expressly forbidden by law, regulation, rule or judgment of a court of competent jurisdiction, (i) notice (together with reasonable supporting materials) of any examination, investigation or proceeding by a Banking Agency as soon as the Borrower reasonably believes that such examination, administrative investigation or proceeding is likely to lead to any Covered Administrative Action that might reasonably be expected to have a material adverse effect on the business, consolidated financial position or consolidated operations of the Borrower and its Consolidated Subsidiaries, taken as a whole, and (ii) copies of any such Covered Administrative Action or draft Covered Administrative Action promptly upon receipt by the Borrower or any Bank Subsidiary;

             (j) promptly after obtaining knowledge from S&P or Moody's or receiving notice from S&P or Moody's of any actual or possible change (whether an increase or decrease) in any rating issued by S&P or Moody's pertaining to any securities of, or guaranteed by, the Borrower or any of its Subsidiaries or affiliates, a notice setting forth such change; and

             (k) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Agent, at the request of any Bank, may reasonably request.

             SECTION 5.02. PAYMENT OF OBLIGATIONS. The Borrower will pay and discharge, and will cause each Subsidiary to pay and discharge, at or before maturity, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, and will cause each Subsidiary to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

             SECTION 5.03. MAINTENANCE OF PROPERTY; INSURANCE. (a) The Borrower will keep, and will cause each Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

             (b) The Borrower will, and will cause each of its Subsidiaries to, maintain (either in the name of the Borrower or in such Subsidiary's own name) with financially sound and responsible insurance companies, insurance on all their respective properties in at least such amounts and against at least such risks (and with such risk retention) as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business; and will furnish to the Banks, upon request from the Agent, information presented in reasonable detail as to the insurance so carried.

             SECTION 5.04. CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. The Borrower will continue, and will cause each Subsidiary to continue, to engage in business of the same general type as now conducted by the Borrower and its Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; PROVIDED that nothing in this Section 5.04 shall prohibit (i) the merger of a Subsidiary into the Borrower or the merger or consolidation of a Subsidiary with or into another Person if the corporation surviving such consolidation or merger is a Subsidiary and if, in each case, at the time of and after giving effect thereto, no Default shall have occurred and be continuing or (ii) the termination of the corporate existence of any

Subsidiary if the Borrower in good faith determines that such termination is in the best interest of the Borrower.

             SECTION 5.05. COMPLIANCE WITH LAWS. The Borrower will comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, FDICIA, FIRREA, Environmental Laws and ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

             SECTION 5.06. INSPECTION OF PROPERTY, BOOKS AND RECORDS. The Borrower will keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and subject to reasonable confidentiality limitations and requirements imposed by the Borrower due to competitive concerns or otherwise, will permit, and will cause each Subsidiary to permit, representatives of any Bank at such Bank's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

             SECTION 5.07. ASSET COVERAGE. The sum of Consolidated Net Worth plus the Borrower's consolidated allowance for credit losses will at no time be less than 250% of Non-Performing Assets.

             SECTION 5.08. CAPITAL REQUIREMENTS. (a) The Borrower will at all times be in compliance with the risk-based capital adequacy guidelines applicable to it (currently set forth in Appendix A to Regulation Y) and the leverage capital adequacy guidelines applicable to it (currently set forth in Appendix D to Regulation Y) and any higher capital requirement imposed on it by, or agreed to by it in a legally enforceable Covered Administrative Action with, a Banking Agency.

             (b) Each Material Bank Subsidiary will at all times be in compliance with (i) the risk-based capital adequacy guidelines applicable to it (most recently set forth in Appendix A to Part 3 of Title 12 of the Code of Federal Regulations, Appendix A to Regulation H, or Appendix A to Subpart A of
Part 325 of Title 12 of the Code of

Federal Regulations, as the case may be, all as amended from time to time by publication in the Federal Register) and (ii) the leverage capital adequacy guidelines applicable to it (most recently set forth in Part 3 of Title 12 of the Code of Federal Regulations, Appendix B to Regulation H, or Appendix B to Subpart A of Part 325 of Title 12 of the Code of Federal Regulations, as the case may be, all as amended from time to time by publication in the Federal Register) and (iii) any higher capital requirement imposed on it by, or agreed to by it in a legally enforceable Covered Administrative Action with, a Banking Agency.

             SECTION 5.09. DOUBLE LEVERAGE RATIO. The Double Leverage Ratio will at no time exceed 1.35:1.00.

             SECTION 5.10. MINIMUM CONSOLIDATED TANGIBLE NET WORTH. Consolidated Tangible Net Worth will at no time be less than $2,750,000,000.

             SECTION 5.11. NEGATIVE PLEDGE. The Borrower will not create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

             (a) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement in an aggregate principal amount not exceeding $50,000,000;

             (b) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, PROVIDED that such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof;

             (c) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Borrower and not created in contemplation of such event;

             (d) any Lien existing on any asset prior to the acquisition thereof by the Borrower and not created in contemplation of such acquisition;

             (e) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, PROVIDED that such Debt is not increased and is not secured by any additional assets;

             (f)  Liens arising in the ordinary course of its business which
    (i) do not secure Debt or Derivatives

    Obligations, (ii) do not secure any obligation in an amount exceeding $50,000,000 and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

             (g) Liens on cash and cash equivalents securing Derivatives Obligations, PROVIDED that the aggregate amount of cash and cash equivalents subject to such Liens may at no time exceed $100,000,000; and

             (h) Liens not otherwise permitted by the foregoing clauses of this Section securing Debt in an aggregate principal amount at any time outstanding not to exceed 3% of Consolidated Net Worth.

Neither the Borrower nor any of its Subsidiaries will create, assume or suffer to exist any Lien (whether or not securing Debt) on any shares owned by it of capital stock issued by, or any Debt owned by it which is owed by, any Subsidiary of the Borrower.

             SECTION 5.12. CONSOLIDATIONS, MERGERS AND SALES OF ASSETS. The Borrower will not consolidate or merge with or into any other Person; PROVIDED that the Borrower may merge with another Person if the Borrower is the corporation surviving such merger and, after giving effect thereto, no Default shall have occurred and be continuing. The Borrower will not, and will not permit its Subsidiaries to, sell or otherwise dispose of Substantial Assets to any Person other than the Borrower or a Subsidiary; PROVIDED that the Borrower or any Subsidiary may make any sale or other disposition of assets required as a condition to any regulatory approval for the acquisition of any Material Bank Subsidiary or in order not to violate any applicable law, regulation or order in connection with such acquisition.

             SECTION 5.13. SALE OF MATERIAL BANK SUBSIDIARIES. The Borrower will not and will not permit any Subsidiary to, at any time, sell or otherwise transfer, directly or indirectly, other than to the Borrower or a Subsidiary
(i) any capital stock of or other equity interest in (A) Society National Bank and Key Bank of New York or (B) any Bank Subsidiary which by itself would be a Material Bank Subsidiary or (ii) 50% or more of the capital stock of or other equity interest in any other Material Bank Subsidiary. Notwithstanding the foregoing, the Borrower or any Subsidiary may make any sale or other disposition of assets required as a condition to any regulatory approval for the acquisition of any Material Bank Subsidiary or in order not to violate any applicable law, regulation or order in connection with such acquisition.


                                   ARTICLE VI
                                    DEFAULTS

             SECTION 6.01. EVENTS OF DEFAULT. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

             (a) the Borrower shall fail to pay when due any principal of any Loan, or shall fail to pay within five days of the due date therefor any interest, fees or other amount payable hereunder;

             (b) the Borrower shall fail to observe or perform any covenant contained in Sections 5.07 to 5.13, inclusive, and such failure shall continue for five Domestic Business Days;

             (c) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause
    (a) or (b) above) for 30 days after notice thereof has been given to the Borrower by the Agent at the request of any Bank;

             (d) any representation, warranty, certification or statement made (or deemed made) by the Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

             (e) the Borrower or any Subsidiary shall fail to make any payment in respect of any Material Financial Obligations when due or within any applicable grace period;

             (f) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt;

             (g) an involuntary case or other proceeding shall be commenced against the Borrower or any of its Material Subsidiaries seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower of any of its Material Subsidiaries under the federal bankruptcy laws as now or hereafter in effect; or the Borrower or any of its Material Subsidiaries shall be the subject of a decree or order of a court, agency or supervisory authority having jurisdiction entered and not discharged for the appointment of a conservator, receiver, liquidator, custodian or other similar official in any insolvency proceedings, readjustment of debt, marshalling of assets and liabilities or similar proceedings affecting the Borrower or any of its Material Subsidiaries or all or any substantial part of its property, or for the winding up or liquidation of its affairs;

             (h) the Borrower or any of its Material Subsidiaries shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

             (i) without limiting the generality of subsections (g) and (h) above, the appointment of a conservator or receiver for any Material Bank Subsidiary that is an "insured depository institution" as defined in
    Section 3(c)(2) of the Federal Deposit Insurance Act of 1933, as amended (the "FDIA"), by any "appropriate Federal banking agency" as defined in the FDIA, by any state supervisory agency or by the Federal Deposit Insurance Corporation or any successor (the "FDIC") pursuant to the FDIA; or the organization of a new bank to assume the insured deposits of such Material Bank Subsidiary pursuant to the FDIA; or the organization of a bridge bank to purchase assets and assume liabilities of such Material Bank Subsidiary pursuant to the FDIA; or the provision of any form of assistance to any such Material Bank Subsidiary by the FDIC pursuant to
    Section 13 of the FDIA;

             (j) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $25,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer, any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $50,000,000;

             (k) judgments or orders for the payment of money in excess of $25,000,000 in the aggregate shall be rendered against the Borrower or any Material Subsidiary and such judgments or orders shall continue unsatisfied and unstayed for a period of 30 days; or

             (l) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of more than 20% of the outstanding shares of common stock of the Borrower; or, during any period of 12 consecutive calendar months, individuals who were directors of the Borrower on the first day of such period shall cease to constitute a majority of the board of directors of the Borrower;

then, and in every such event, the Agent shall (i) if requested by Banks having more than 50% in aggregate amount of the Commitments, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (ii) if requested by Banks holding more than 50% in aggregate principal amount of the Loans, by notice to the Borrower declare the Loans (together with accrued interest thereon and all other amounts payable hereunder) to be, and the Loans (together with accrued interest thereon and all other amounts payable hereunder) shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; PROVIDED that in the case of any of the Events of Default specified in clause (g) or (h) above with respect to the Borrower or in clause (i) above with respect to any Subsidiary, without any notice to the Borrower or any other act by the Agent or the Banks, the Commitments shall thereupon terminate and the Loans (together with accrued interest thereon and all other amounts payable hereunder) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

             SECTION 6.02. NOTICE OF DEFAULT. The Agent shall give notice to the Borrower under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.


                                  ARTICLE VII
                                   THE AGENT

             SECTION 7.01. APPOINTMENT AND AUTHORIZATION. Each Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

             SECTION 7.02. AGENT AND AFFILIATES. Morgan Guaranty Trust Company of New York shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and Morgan Guaranty Trust Company of New York and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with, the Borrower or any Subsidiary or affiliate of the Borrower as if it were not the Agent hereunder.

             SECTION 7.03. ACTION BY AGENT. The obligations of the Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article VI.

             SECTION 7.04. CONSULTATION WITH EXPERTS. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

             SECTION 7.05. LIABILITY OF AGENT. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks (except where a different number of proportion of Banks is specified herein) or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

             SECTION 7.06. INDEMNIFICATION. Each Bank shall, ratably in accordance with its Commitment, indemnify the Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitees hereunder.

             SECTION 7.07. CREDIT DECISION. Each Bank acknowledges that it has, independently and without reliance upon the Agent, either Arranger or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

             SECTION 7.08. SUCCESSOR AGENT. The Agent may resign at any time by giving notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent from among the Banks. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000, and which shall not be an Excluded Bank. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

             SECTION 7.09. AGENT'S FEE. The Borrower shall pay to the Agent for its own account fees in the amounts and at the times previously agreed upon in writing between the Borrower and the Agent.


                                  ARTICLE VIII
                            CHANGE IN CIRCUMSTANCES

             SECTION 8.01. BASIS FOR DETERMINING INTEREST RATE INADEQUATE OR UNFAIR. If on or prior to the first day of any Interest Period for any Fixed Rate Borrowing:

             (a) the Agent is advised by the Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to the Reference Banks in the relevant market for such Interest Period, or

             (b) in the case of a Committed Borrowing, Banks having 50% or more of the aggregate amount of the Commitments advise the Agent that the Adjusted CD Rate or the Adjusted London Interbank Offered Rate, as the case may be, as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding their CD Loans or Euro-Dollar Loans, as the case may be, for such Interest Period, the Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make CD Loans or Euro-Dollar Loans, as the case may be, shall be suspended. Unless the Borrower notifies the Agent at least one Domestic Business Day before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, (i) if such Fixed Rate Borrowing is a Committed Borrowing, such Borrowing shall instead be made as a Base Rate Borrowing and (ii) if such Fixed Rate Borrowing is a Money Market LIBOR Borrowing, the Money Market LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day.

             SECTION 8.02. ILLEGALITY. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each such Euro-Dollar Loan, together with accrued interest thereon. Concurrently with prepaying each such Euro-Dollar Loan, the Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

             SECTION 8.03. INCREASED COST AND REDUCED RETURN. (a) If on or after (x) the date hereof, in the case of any Committed Loan or any obligation to make Committed Loans or (y) the date of the related Money Market Quote, in the case of any Money Market Loan, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding (A) with respect to any CD Loan any such requirement included in an applicable Domestic Reserve Percentage and (B) with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage), special deposit, insurance assessment (excluding, with respect to any CD Loan, any such requirement reflected in an applicable Assessment Rate) or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

             (b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive of general applicability regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank (or its Parent) to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

             (c) Each Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder (and, in the case of compensation under subsection (a), setting forth the computation of such amount or amounts in reasonable detail) shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

             SECTION 8.04. TAXES. (a) For purposes of this Section 8.04, the following terms have the following meanings:

             "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by the Borrower pursuant to this Agreement or under any Note, and all liabilities with respect thereto, EXCLUDING (i) in the case of each Bank and the Agent, taxes imposed on its income, and franchise or similar taxes imposed on it, by a jurisdiction under the laws of which such Bank or the Agent (as the case may be) is organized or in which its principal executive office is located or, in the case of each Bank, in which its Applicable Lending Office is located and
(ii) in the case of
each Bank, any United States withholding tax imposed on such payments to such Bank but only to the extent that United States withholding tax would be imposed on such payments to such Bank (assuming compliance by such Bank with Section 8.04(d), if applicable) at the time such Bank first becomes a party to this Agreement.

             "Other Taxes" means any present or future stamp or documentary taxes and any other excise or property taxes, mortgage recording taxes or similar charges or levies, which arise from any payment made pursuant to this Agreement or under any Note or from the execution or delivery of, enforcement of, or otherwise with respect to, this Agreement or any Note.

             (b) Any and all payments by the Borrower to or for the account of any Bank or the Agent hereunder or under any Note shall be made without deduction for any Taxes or Other Taxes; PROVIDED that, if the Borrower shall be required by law to deduct any Taxes or Other Taxes from any such payments, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8.04) such Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower shall furnish to the Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt evidencing payment thereof.

             (c) The Borrower agrees to indemnify each Bank and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.04) paid by such Bank or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be paid within 15 days after such Bank or the Agent (as the case may be) makes demand therefor.

             (d) Each Bank organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank, and from time to time thereafter if requested in writing by the Borrower (but only so long as such Bank remains lawfully able to do so), shall provide the Borrower with Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which exempts such Bank from United States withholding tax or reduces the rate of withholding tax on payments of interest for the account of such Bank or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States.

             (e) For any period with respect to which a Bank required to do so has failed to provide the Borrower with the appropriate form pursuant to
Section 8.04(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which such form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 8.04(b) or (c) with respect to Taxes imposed by the United States; PROVIDED that if a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

             (f) If the Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section 8.04, then such Bank will change the jurisdiction of its Applicable Lending Office if, in the judgment of such Bank, such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not otherwise disadvantageous to such Bank.

             SECTION 8.05. BASE RATE LOANS SUBSTITUTED FOR AFFECTED FIXED RATE LOANS. If (i) the obligation of any Bank to make Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03 or 8.04 with respect to its CD Loans or Euro-Dollar Loans and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist:

             (a) all Loans which would otherwise be made by such Bank as CD Loans or Euro-Dollar Loans, as the case may be, shall be made instead as Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Fixed Rate Loans of the other Banks), and

             (b) after each of its CD Loans or Euro-Dollar Loans, as the case may be, has been repaid, all payments of principal which would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay its Base Rate Loans instead.


                                   ARTICLE IX
                                 MISCELLANEOUS

             SECTION 9.01. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Agent, at its address, facsimile number or telex number set forth on the signature pages hereof, (y) in the case of any Bank, at its address, facsimile number or telex number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address, facsimile number or telex number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (iii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address specified in this Section; PROVIDED that notices to the Agent under
Article II or Article VIII shall not be effective until received.

             SECTION 9.02. NO WAIVERS. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

             SECTION 9.03. EXPENSES; INDEMNIFICATION. (a) The Borrower shall pay (i) all out-of-pocket expenses of the Agent, including fees and disbursements of special counsel for the Agent, in connection with the preparation of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Agent and each Bank, including (without duplication) the fees and disbursements of outside counsel and the allocated cost of inside counsel, in connection with such Event of Default and restructuring, collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

             (b) The Borrower agrees to indemnify the Agent and each Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; PROVIDED that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

             SECTION 9.04. SHARING OF SET-OFFS. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks shall be shared by the Banks pro rata; PROVIDED that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Notes. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

             SECTION 9.05. AMENDMENTS AND WAIVERS. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); PROVIDED that no such amendment or waiver shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) except as contemplated by Section 2.01(b), postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for termination of any Commitment or (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement.

             SECTION 9.06. SUCCESSORS AND ASSIGNS. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.

             (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant"), except to any Excluded Bank, participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; PROVIDED that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this

Agreement described in clause (i), (ii) or (iii) of Section 9.05 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article VIII with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

             (c) Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee"), except to any Excluded Bank, all, or a proportionate part (equivalent to an initial Commitment of not less than $10,000,000) of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit H hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent (which consent shall not be unreasonably withheld) of the Borrower and the Agent; PROVIDED that if an Assignee is another Bank or an affiliate of such transferor Bank, or an Event of Default shall have occurred and be continuing for 30 days or more, no such consent shall be required; and PROVIDED FURTHER that such assignment may, but need not, include rights of the transferor Bank in respect of outstanding Money Market Loans. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Agent an administrative fee for processing such assignment in the amount of $2,500. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 8.04.

             (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

             (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.03 or
8.04 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02, 8.03 or 8.04 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

             SECTION 9.07. COLLATERAL. Each of the Banks represents to the Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

             SECTION 9.08. GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement, the Notes or the transactions contemplated hereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

             SECTION 9.09. COUNTERPARTS; INTEGRATION. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

             SECTION 9.10. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

             IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                      KEYCORP



                                      By ____________________________
                                         Name:
                                         Title:
                                      127 Public Square
                                      Cleveland, Ohio 44114
                                      Attention: Corporate Treasury
                                      Telex number:
                                      Facsimile number: (216) 689-5287

Commitments
-----------

$40,000,000                           MORGAN GUARANTY TRUST COMPANY
                                        OF NEW YORK



                                      By
                                         --------------------------
                                         Name:
                                         Title:


$37,500,000                           THE CHASE MANHATTAN BANK, N.A.



                                      By __________________________
                                         Name:
                                         Title:


$37,500,00                            CITIBANK, N.A.



                                      By __________________________
                                         Name:
                                         Title:


$37,500,000                           COMMERZBANK AKTIENGESELLSCHAFT
                                        GRAND CAYMAN BRANCH



                                      By __________________________
                                         Name:
                                         Title:



                                      By __________________________
                                         Name:
                                         Title:


$37,500,00                            DEUTSCHE BANK AG, NEW YORK BRANCH
                                        AND/OR CAYMAN ISLANDS BRANCH



                                      By __________________________
                                         Name:
                                         Title:



                                      By __________________________
                                         Name:
                                         Title:


$32,500,000                           THE DAI-ICHI KANGYO BANK, LTD.



                                      By _________________________
                                         Name:
                                         Title:


$32,500,000                           NATIONSBANK OF TEXAS, N.A.



                                      By _________________________
                                         Name:
                                         Title:


$25,000,000                           BANK OF AMERICA NATIONAL TRUST &
                                        SAVINGS ASSOCIATION



                                      By __________________________
                                         Name:
                                         Title:


$25,000,000                           THE FIRST NATIONAL BANK OF CHICAGO



                                      By ________________________
                                         Name:
                                         Title:


$25,000,000                           THE FUJI BANK, LIMITED



                                      By ________________________
                                         Name:
                                         Title:


$25,000,000                           THE SANWA BANK, LIMITED,
                                        CHICAGO BRANCH



                                      By ________________________
                                         Name:
                                         Title:


$25,000,000                           SOCIETE GENERALE, NEW YORK BRANCH



                                      By ________________________
                                         Name:
                                         Title:






                                                                      61

$25,000,000                           THE SUMITOMO BANK, LIMITED



                                      By ________________________
                                         Name:
                                         Title:


$15,000,000                           MELLON BANK, N.A.



                                      By ________________________
                                         Name:
                                         Title:


$10,000,000                           BANK OF MONTREAL



                                      By _________________________
                                         Name:
                                         Title:


$10,000,000                           THE BANK OF NEW YORK



                                      By ________________________
                                         Name:
                                         Title:


$10,000,000                           THE BANK OF TOKYO, LIMITED,
                                        CHICAGO BRANCH



                                      By ________________________
                                         Name:
                                         Title:






$10,000,000                           BARCLAYS BANK PLC



                                      By _________________________
                                         Name:
                                         Title:


$10,000,000                           CAISSE NATIONALE DE CREDIT AGRICOLE



                                      By ________________________
                                         Name:
                                         Title:


$10,000,000                           CREDIT LYONNAIS NEW YORK BRANCH



                                      By _________________________
                                         Name:
                                         Title:


                                      CREDIT LYONNAIS
                                        CAYMAN ISLAND BRANCH



                                      By _________________________
                                         Name:
                                         Title:


$10,000,000                           THE LONG-TERM CREDIT BANK
                                        OF JAPAN, LTD.



                                      By _________________________
                                         Name:
                                         Title:






$10,000,000                           THE MITSUBISHI BANK LIMITED,
                                        CHICAGO BRANCH



                                      By ________________________
                                         Name:
                                         Title:


_________________

Total Commitments

$500,000,000
=================
                                      MORGAN GUARANTY TRUST COMPANY
                                        OF NEW YORK, as Agent



                                      By __________________________
                                         Name:
                                         Title:
                                      60 Wall Street
                                      New York, New York  10260-0060
                                      Attention: Richard Herder
                                      Telex number: 177615 MGTUT or
                                      620106 MGTUW
                                      Facsimile number: (212) 837-5024






                                                                      SCHEDULE I


                                 EXCLUDED BANKS


Bank One Corp.

National City Corp.

Huntington Bancshares

Star Bank Corporation

Fifth Third Bancorp

Integra Financial Corp.

First Bank System, Inc.

Norwest Corp.

U.S. Bancorp

                                                                     SCHEDULE II


                                PRICING SCHEDULE


             The "Facility Fee Rate", "Euro-Dollar Margin", "CD Margin" and "Utilization Fee Rate" for any day are the respective percentages set forth below in the applicable row under the column corresponding to the Status that exists on such day:


  ==============================================================================================================
                         Level           Level          Level          Level            Level            Level
         Status            I              II            III             IV                V               VI
  ==============================================================================================================
  Facility Fee Rate      0.080%          0.100%         0.1250%        0.150%           0.1750%          0.250%
  --------------------------------------------------------------------------------------------------------------
  Euro-Dollar Margin     0.220%          0.250%         0.2750%        0.300%           0.3750%          0.500%
  --------------------------------------------------------------------------------------------------------------
  CD Margin              0.340%          0.3750%        0.400%         0.4250%          0.500%           0.6250%
  --------------------------------------------------------------------------------------------------------------
  Utilization Fee Rate   0.05%           0.05%          0.05%          0.05%            0.05%            0.10%
  ==============================================================================================================

             For purposes of this Schedule, the following terms have the following meanings, subject to the concluding paragraphs of this Schedule:

             "Level I Status" exists at any date if, at such date, the Borrower's long-term debt is rated at least AA- by S&P OR Aa3 by Moody's.

             "Level II Status" exists at any date if, at such date, (i) the Borrower's long-term debt is rated at least A by S&P OR A2 by Moody's and (ii) Level I Status does not exist.

             "Level III Status" exists at any date if, at such date, (i) the Borrower's long-term debt is rated at least A- by S&P OR A3 by Moody's and (ii) neither Level I Status nor Level II Status exists.

             "Level IV Status" exists at any date if, at such date, (i) the Borrower's long-term debt is rated at least

BBB+ by S&P OR Baa1 by Moody's and (ii) none of Level I Status, Level II Status and Level III Status exists.

             "Level V Status" exists at any date if, at such date, (i) the Borrower's long-term debt is rated at least BBB by S&P OR Baa2 by Moody's and
(ii) none of Level I Status, Level II Status, Level III Status or Level IV Status exists.

 "Level VI Status" exists at any date if, at such date, no other Status exists.

             "Status" refers to the determination of which of Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status or Level VI Status exists at any date.

The credit ratings to be utilized for purposes of this Schedule are those assigned to the senior unsecured long-term debt securities of the Borrower without third-party credit enhancement, and any rating assigned to any other debt security of the Borrower shall be disregarded. The rating in effect at any date is that in effect at the close of business on such date.

             If the Borrower is split-rated and the ratings differential is one level, the higher of the two ratings will apply (E.G., AA-/A1 results in Level I Status and A/A3 results in Level II Status). If the Borrower is split-rated and the ratings differential is more than one level, the average of the two ratings (or the higher of two intermediate ratings) shall be used (E.G., AA-/A2 results in Level II Status).

                                                                       EXHIBIT A

                                      NOTE
                                      ----
                                                              New York, New York
                                                                 October 3, 1995


             For value received, KeyCorp, an Ohio corporation (the "Borrower"),
promises to pay to the order of [        ] (the "Bank"), for the account of its
Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the last day of the Interest Period relating to such Loan. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York.

    All Loans made by the Bank, the respective types and maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; PROVIDED that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

             This note is one of the Notes referred to in the Credit Agreement dated as of October 3, 1995 among the Borrower, the banks party thereto and Morgan Guaranty Trust Company of New York, as Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

                                                       KEYCORP


                                                       By______________________
                                                         Name:
                                                         Title:

                        LOANS AND PAYMENTS OF PRINCIPAL

                      Amount of Loan      Type of Loan     Amount of          Maturity Date    Notation Made
                                                           Principal                           By
Date                                                       Repaid
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

==============================================================================================================






                                                                       EXHIBIT B


                       Form of Money Market Quote Request
                       ----------------------------------

                                     [Date]




To:    Morgan Guaranty Trust Company of New York
       (the "Agent")

From:  KeyCorp

Re: Credit Agreement (as amended, the "Credit Agreement") dated as of October 3, 1995 among the Borrower, the Banks party thereto and the Agent

       We hereby give notice pursuant to Section 2.03 of the Credit Agreement that we request Money Market Quotes for the following proposed Money Market Borrowing(s):



Date of Borrowing:  __________________

Principal Amount(1)                     Interest Period(2)
-------------------                     ------------------
$

       Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

       Terms used herein have the meanings assigned to them in the Credit Agreement.





__________________________________

_____(1)AMOUNT MUST BE $5,000,000 OR A LARGER MULTIPLE OF $1,000,000.

_____(2)NOT LESS THAN ONE MONTH (LIBOR AUCTION) OR NOT LESS THAN 7 DAYS (ABSOLUTE RATE AUCTION), SUBJECT TO THE PROVISIONS OF THE DEFINITION OF INTEREST PERIOD.

                                    KEYCORP


                                    By________________________
                                      Title:

                                                                       EXHIBIT C


                   Form of Invitation for Money Market Quotes
                   ------------------------------------------

To: [Name of Bank]

Re: Invitation for Money Market Quotes to KeyCorp (the "Borrower")


    Pursuant to Section 2.03 of the Credit Agreement (as amended, the "Credit Agreement") dated as October 3, 1995 among the Borrower, the Banks party thereto and the undersigned, as Agent, we are pleased on behalf of the Borrower to invite you to submit Money Market Quotes to the Borrower for the following proposed Money Market Borrowing(s):



Date of Borrowing:  __________________

Principal Amount                         Interest Period
----------------                         ---------------

$


    Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

    Please respond to this invitation by no later than [2:00 P.M.] [9:30 A.M.] (New York City time) on [date].

    All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.


                                               MORGAN GUARANTY TRUST COMPANY
                                                 OF NEW YORK, as Agent


                                               By______________________
                                                  Authorized Officer

                                                                       EXHIBIT D


                           Form of Money Market Quote
                           --------------------------

To: Morgan Guaranty Trust Company
      of New York, as Agent


Re: Money Market Quote to
      KeyCorp (the "Borrower")



    In response to your invitation on behalf of the Borrower dated _____________, 19__, we hereby make the following Money Market Quote on the following terms:

1.  Quoting Bank:  ________________________________

2.  Person to contact at Quoting Bank:

    _____________________________

3.  Date of Borrowing: ____________________(1)

4. We hereby offer to make Money Market Loan(s) in the following principal amounts, for the following Interest
      Periods and at the following rates:

_____________________
     (1)AS SPECIFIED IN THE RATE OF RELATED INVITATION.

 Principal              Interest            Money Market
  Amount(2)             Period(3)           [Margin(4)]              [Absolute Rate(5)]
 ----------             ---------           ------------             ------------------
 $
 $

             We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement (as amended, the "Credit Agreement") dated as of October 3, 1995 among the Borrower, the Banks party thereto and yourselves, as Agent, irrevocably obligates us to make the Money Market Loan(s) for which any offer(s) are accepted, in whole or in part.

             All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.


                                  Very truly yours,

                                  [NAME OF BANK]


Dated:_______________             By:__________________________
                                      Authorized Officer





__________________________________

(2)PRINCIPAL AMOUNT BID FOR EACH INTEREST PERIOD MAY NOT EXCEED PRINCIPAL AMOUNT REQUESTED. SPECIFY AGGREGATE LIMITATION IF THE SUM OF THE INDIVIDUAL OFFERS EXCEEDS THE AMOUNT THE BANK IS WILLING TO LEND. BIDS MUST BE MADE FOR $5,000,000 OR A LARGER MULTIPLE OF $1,000,000.



(3)NOT LESS THAN ONE MONTH OR NOT LESS THAN 7 DAYS, AS SPECIFIED IN THE RELATED INVITATION. NO MORE THAN FIVE BIDS ARE PERMITTED FOR EACH INTEREST PERIOD.

(4)MARGIN OVER OR UNDER THE LONDON INTERBANK OFFERED RATE DETERMINED FOR
THE APPLICABLE INTEREST PERIOD. SPECIFY PERCENTAGE (TO THE NEAREST 1/10,000 OF 1%) AND SPECIFY WHETHER "PLUS" OR "MINUS".

(5)SPECIFY RATE OF INTEREST PER ANNUM (TO THE NEAREST 1/10,000TH OF 1%).

                                                                       EXHIBIT E


                              EXTENSION AGREEMENT
                              -------------------

KeyCorp
One KeyCorp Plaza
P.O. Box 88
Albany, NY  12201-0008

Morgan Guaranty Trust Company
  of New York, as Agent
  under the Credit Agreement
  referred to below
60 Wall Street
New York, NY  10260

Ladies and Gentlemen:

             The undersigned hereby agree to extend, effective [Extension Date], their respective Termination Dates under the Credit Agreement dated as of October 3, 1995 among KeyCorp, the Banks party thereto and Morgan Guaranty Trust Company of New York, as Agent (the "Credit Agreement") to [date to which the Termination Dates are extended]. Terms defined in the Credit Agreement are used herein as therein defined.

             This Extension Agreement shall be construed in accordance with and governed by the law of the State of New York.


                                  MORGAN GUARANTY TRUST COMPANY
                                    OF NEW YORK



                                  By__________________________
                                    Title:

                                               [NAME OF BANK]



                                               By__________________________
                                                 Title:




                                               Agreed and accepted:


                                               KEYCORP



                                               By__________________________
                                                 Title:



                                               MORGAN GUARANTY TRUST COMPANY
                                                 OF NEW YORK, as Agent



                                               By__________________________
                                                 Title:

                                                                       EXHIBIT F




                                   OPINION OF
                            COUNSEL FOR THE BORROWER
                            ------------------------




To the Banks and the Agent
  Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Agent
60 Wall Street
New York, New York  10260

Ladies and Gentlemen:

             I am Senior Vice President and Senior Managing Counsel of KeyCorp Management Company, an affiliate of KeyCorp (the "Borrower"), and have acted as counsel for the Borrower in connection with the Credit Agreement (the "Credit Agreement") dated as of October 3, 1995 among the Borrower, the banks party thereto and Morgan Guaranty Trust Company of New York, as Agent. Terms defined in the Credit Agreement are used herein as therein defined. This opinion is being rendered to you at the request of our client pursuant to Section 3.01(c) of the Credit Agreement.

             I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

             Upon the basis of the foregoing, I am of the opinion that:

             1. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Ohio, is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

             2. The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

             3. The Credit Agreement constitutes a valid and binding agreement of the Borrower and each Note constitutes a valid and binding obligation of the Borrower in each case enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

             4. (a) There is no action, suit or proceeding pending against, or to the best of my knowledge threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official, in which there is a reasonable likelihood of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole or which in any manner draws into question the validity or enforceability of the Credit Agreement or the Notes.

             (b) Without limiting the generality of 4(a), (i) there is not any Covered Administrative Action which is currently in effect and (ii) there is no examination, administrative investigation or proceeding by any Banking Agency pending against, or to the best of my knowledge, threatened against or affecting, the Borrower or any of its Bank Subsidiaries in which there is a reasonable likelihood of any Covered Administrative Action.

             5. Each of the Borrower's corporate Subsidiaries is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

             I am a member of the Bars of the States of Ohio and New York and the foregoing opinion is limited to the laws of the States of Ohio and New York and the federal laws of the United States of America.

             This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without my prior written consent.

                                                                       EXHIBIT G




                                   OPINION OF
                     DAVIS POLK & WARDWELL, SPECIAL COUNSEL
                                 FOR THE AGENT
                     --------------------------------------

To the Banks and the Agent
  Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Agent
60 Wall Street
New York, New York  10260

Ladies and Gentlemen:

             We have participated in the preparation of the Credit Agreement (the "Credit Agreement") dated as of October 3, 1995 among KeyCorp, an Ohio corporation (the "Borrower"), the banks party thereto (the "Banks") and Morgan Guaranty Trust Company of New York, as Agent (the "Agent"), and have acted as special counsel for the Agent for the purpose of rendering this opinion pursuant to Section 3.01(d) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

             We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

             Upon the basis of the foregoing, we are of the opinion that:

             1. The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes are within the Borrower's corporate powers and have been duly authorized by all necessary corporate action.

             2. The Credit Agreement constitutes a valid and binding agreement of the Borrower and each Note constitutes a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

             We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States of America. In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect.

             This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without our prior written consent.

                                Very truly yours,

                                                                       EXHIBIT H



                     ASSIGNMENT AND ASSUMPTION AGREEMENT
                     -----------------------------------


             AGREEMENT dated as of _________, 19__ among [ASSIGNOR] (the "Assignor"), [ASSIGNEE] (the "Assignee"), KEYCORP (the "Borrower") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "Agent").


                              W I T N E S E T H
                              - - - - - - - - -

             WHEREAS, this Assignment and Assumption Agreement (the "Agreement") relates to the Credit Agreement dated as of October 3, 1995 among the Borrower, the Assignor and the other Banks party thereto, as Banks, and the Agent (as amended, the "Credit Agreement");

             WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Committed Loans to the Borrower in an aggregate principal amount at any time outstanding not to exceed $__________;

             WHEREAS, Committed Loans made to the Borrower by the Assignor under the Credit Agreement in the aggregate principal amount of $__________ are outstanding at the date hereof; and

             WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Commitment thereunder in an amount equal to $__________ (the "Assigned Amount"), together with a corresponding portion of its outstanding Committed Loans, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

             NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

             SECTION 1. DEFINITIONS. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

             SECTION 2. ASSIGNMENT. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the Committed Loans made by the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee, the Borrower and the Agent and the payment of the amounts specified in Section 3 hereof required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount, and (ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

             SECTION 3. PAYMENTS. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds an amount equal to $_________*. (6) It is understood that facility and utilization fees accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof in respect of the Assigned Amounts are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.





__________________________________

(6)* AMOUNT SHOULD COMBINE PRINCIPAL TOGETHER WITH ACCRUED INTEREST AND BREAKAGE COMPENSATION, IF ANY, TO BE PAID BY THE ASSIGNEE, NET OF ANY PORTION OF ANY UPFRONT FEE TO BE PAID BY THE ASSIGNOR TO THE ASSIGNEE. IT MAY BE PREFERABLE IN AN APPROPRIATE CASE TO SPECIFY THESE AMOUNTS GENERICALLY OR BY FORMULA RATHER THAN AS A FIXED SUM.

             [SECTION 4. CONSENT OF THE BORROWER AND THE AGENT. This Agreement is conditioned upon the consent of the Borrower and the Agent pursuant to Section 9.06(c) of the Credit Agreement. The execution of this Agreement by the Borrower and the Agent is evidence of this consent. Pursuant to Section 9.06(c) the Borrower agrees to execute and deliver a Note payable to the order of the Assignee to evidence the assignment and assumption provided for herein.]

             SECTION 5. NON-RELIANCE ON ASSIGNOR. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of the Borrower, or the validity and enforceability of the obligations of the Borrower in respect of the Credit Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrower.

             SECTION 6. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

             SECTION 7. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.


             IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.


                                [ASSIGNOR]


                                By_________________________
                                   Title:

                                   [ASSIGNEE]


                                   By__________________________
                                     Title:



                                   KEYCORP


                                   By__________________________
                                     Title:



                                   MORGAN GUARANTY TRUST COMPANY
                                     OF NEW YORK


                                   By__________________________
                                     Title: